UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2016 (October 25, 2016)

ARCBEST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-19969	71-0673405
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation or
organization)

3801 Old Greenwood Road

Fort Smith, Arkansas 72903

(479) 785-6000

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐                            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.                               DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 25, 2016, John H. Morris informed the Board of Directors (the “Board”) of ArcBest Corporation (the “Company”) of his decision to retire from the Board, effective October 31, 2016, after more than 28 years of service on the Board.

Stephen Gorman, member of the Board since July 2015, will replace Mr. Morris as Chair of the Board’s Compensation Committee effective October 31, 2016.

At a special meeting conducted on October 25, 2016, the Board increased the size of the Board from ten to eleven and elected Michael P. Hogan and Eduardo Conrado to the Board as directors.  Mr. Hogan’s term commenced on October 25, 2016 and Mr. Conrado’s term will commence on November 1, 2016.  Both Mr. Hogan’s and Mr. Conrado’s terms on the Board will expire at the Company’s annual meeting of stockholders in 2017.  Mr. Hogan has been appointed to the Audit Committee and Mr. Conrado has been appointed to the Nominating/Corporate Governance and Compensation Committees.

Mr. Hogan is the Executive Vice President, Strategic Business & Brand Development for GameStop Corporation (NYSE: GME). Mr. Hogan has not engaged in any related person transaction with the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K, and he is not a party to any arrangements or understandings with any other persons pursuant to which he was elected as a director of the Board.

Mr. Conrado is the Executive Vice President and Chief Strategy and Innovation Officer of Motorola Solutions, Inc. (NYSE: MSI). Mr. Conrado has not engaged in any related person transaction with the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K, and he is not a party to any arrangements or understandings with any other persons pursuant to which he was elected as a director of the Board.

For their service as non-employee Board members, each of Mr. Hogan and Mr. Conrado will participate in the Company’s non-employee director compensation arrangements, including an initial grant of restricted stock units valued at $100,000 on the fifth business day following the Company’s Third Quarter 2016 earnings release. In addition, as of October 25, 2016, each of Mr. Hogan and Mr. Conrado entered into the Company’s standard indemnification agreement for directors. For a description of the compensation program for the Company’s non-employee directors and Board committee members and the Company’s indemnification agreements with the members of the Board, please see the Company’s Proxy Statement for its 2016 annual meeting of stockholders, filed with the Securities and Exchange Commission on March 4, 2016.

ITEM 7.01           REGULATION FD DISCLOSURE

The press release issued on October 31, 2016 announcing Mr. Morris’s retirement from the Board, and the election of Mr. Hogan and Mr. Conrado to the Board, is furnished herewith as Exhibit 99.1.

ITEM 9.01 EXHIBITS

(d) Exhibits

Exhibit Number	Description
99.1*	Press release of the Company issued October 31, 2016.

*Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCBEST CORPORATION

(Registrant)

Date:	October 31, 2016	/s/ Michael R. Johns
Michael R. Johns,
Vice President — General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1*	Press release of the Company issued October 31, 2016.

*              Furnished herewith.